As filed with the Securities and Exchange Commission on March 17, 2016

Registration No. 333-145296

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENN WEST PETROLEUM LTD.

(Exact name of Registrant as Specified in its Charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Suite 200, 207 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 1K3; (403) 777-2500

(Address of Principal Executive Offices)

DL Services Inc., 701 Fifth Avenue, Suite 6100, Seattle, Washington 98104; telephone: (206) 903-5448

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David A. Dyck Senior Vice President and Chief Financial Officer Penn West Petroleum Ltd. Suite 200, 207 - 9th Avenue S.W. Calgary, Alberta Canada T2P 1K3 (403) 777-2500	Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street P.O. Box 10444, Pacific Centre Vancouver, British Columbia Canada V7Y 1K4 (604) 630-5199

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DE-REGISTRATION OF UNSOLD SECURITIES

On August 9, 2007, Penn West Energy Trust (the “Trust”) (predecessor to Penn West Petroleum Ltd.) filed a registration statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission relating to 11,047,012 of its trust units issuable under the Company’s Amended and Restated Distribution Reinvestment and Optional Trust Unit Purchase Plan (the “Plan”). The Plan was terminated on March 9, 2016, and no further trust units will be issued under the Plan. Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining trust units that remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada on March 17, 2016.

PENN WEST PETROLEUM LTD., AS SUCCESSOR TO PENN WEST ENERGY TRUST

By:	/s/ Mark Hawkins
Name:	Mark Hawkins
Title:	Corporate Secretary and Senior Counsel